WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.




                           FUND ESCROW AGREEMENT

THIS  AGREEMENT  made  and  entered into this _____________________ , by  and
between   ________________________________________________________ ,    whose
address is  _______________________________________________________ and whose statutory  office is located at _______________________________________  (the
"Company") and Southwest Escrow Company, whose address is 401  North  Buffalo
Drive, Suite 205, Las Vegas, Nevada 89145 ("Escrow Agent").

                               WITTNESSETH:

   	WHEREAS, the Company desires to make an interstate public  offering  (the
"Offering") of its securities consisting of ________________ shares under an arrangement whereby the securities are to be offered to investors through the Company at the offering price of $ _____________ cents per share; and

   	WHEREAS, the Offering is to be made in accordance with Regulation SB in accordance with Section 8(a) of the Securities Act of 1933 (the "Act") in accordance with Regulation D, Rule 504 and Sections 3(b) and/or 4(2) of the
Act and the offering will be registered in the State of Nevada on __________________________ ; and

    WHEREAS, the company intends to sell securities as the Company's agent on a best-efforts basis; and

    WHEREAS, the parties wish to make provision to impound the gross proceeds from the sale of _____________ shared in the Offering in escrow, which proceeds are to be released to the Company only in the event of the sale of ____________________ shares, within the time set forth herein and otherwise the escrowed proceeds are to be returned by the Escrow Agent in accordance with the terms and conditions set forth herein.

    WHEREAS, the company desires to establish an escrow account in which funds received from subscribers will be deposited pending completion of the escrow period. Southwest Escrow Company agrees to serve as escrow agent in accordance with the terms and conditions set forth herein.

    WHEREAS, the Company and the Escrow Agent desire to enter into an agreement with respect to the above described escrow.

    NOW THEREFORE, in consideration of the foregoing and mutual promises and covenants contained herein, it has been and IT IS HEREBY AGREED as follows:

    1. Establishment of Escrow Account. On or prior to the date of the commencement of the offering, the parties shall establish a non-interest bearing escrow account with the Escrow Agent, which shall be entitled ___________________________ Escrow Account and shall be located at Southwest Escrow Company shall be returned to the investor who submitted the check.

    2. Accounting for Escrow Funds. The Company agrees that it shall promptly deliver all monies received from subscribers for the payment of the Securities to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, the subscriber's name and address, the number of securities purchased, the amount paid therefore and whether the consideration received was in the form of a check, draft, money order or wire. All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow
           Amount."

    3.     	Deposits into the Escrow Account.  All proceeds delivered to  the
            Escrow  Agent  pursuant hereto shall  be deposited immediately by the Escrow Agent in the Escrow Account.  The Escrow Account shall be  created  and  maintained  subject  to the customary rules and regulations  of  the  Escrow  Agent  pertaining to such accounts.

    4.	     Rights of the Escrow Funds.  During the Escrow Period (hereinafter defined) in  the  company  is  aware  and  understands  that  all proceeds  deposited  in  the  Escrow  Account  shall  not  become property  of  the Company  or  other entity, or be subject to the debts of the Company  or  any  other entity.  Except as expressly provided herein with respect  to  payments be the Escrow Agent to
            the  Company,   the  Escrow  Agent  shall   make  or  permit   no
            disbursements from the Escrow Account.

    5.     	The Escrow Period.  The  Escrow  Period  shall  begins  with  the effective  date  of the Offering (the "Effective Date") and shall terminate on the  following dates:

            a.	The  Company notifies the Escrow Agent that the  offering  has closed; or

            b. The Company provides Escrow with notice and evidence  that the companies post-effective amendment has been cleared by the SEC; or

            c. The  Company  informs Escrow that a merger  candidate  has not been found and the original registration has been in effect for 180 days.

    6(A)    Disbursement  from  the  Escrow  Account.    Upon  obtaining  the
            occurrence  of  the  events  set  forth in Paragraph  above  this escrow will terminate  and  10% of the proceeds on deposit  shall be  delivered  to  or on behalf of the Company as directed by the company's counsel or designated principal officer.  In  no  event
            shall the Escrow Agent release to  the  Company   funds   held in
            Escrow until $ 20,000  in  collected   funds  are  in Escrow. For
            purposes  of  this  Agreement, the  term  "collected funds" shall mean all funds received by the  Escrow  Agent  which have cleared normal banking channels and are in the form of cash.

    6(B)    Disbursement from the Escrow Account.       Upon  obtaining  the
            occurance of the events set forth in Paragraphs  5B and 5C above this escrow Agreement will terminate the remaining funds on deposit shall be dekivered to or on behalf of the  Company  as  directed by the company's counsel or designated principal officer.  In no event shall the Escrow Agent release  to  the Company funds held in Escrow until $ 20,000 in collected  funds are in Escrow.  For purposes of this Agreement,the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.




     	In the event the Escrow Period terminates because ______________ shares are not sold on or before the date specified in paragraph 5B above, the Escrow Agent shall within ten days of receipt of its mailing fee as described in paragraph 10, return to each of the subscribers of the Company's securities the amounts paid in by them, without any deductions and without any interest earned or expenses to the subscriber, and the Escrow Agent shall notify the Company its distribution of the funds. Each amount paid or payable to each subscriber pursuant to this paragraph shall be deemed to be the property of the subscriber, free and clear of any or all claims of the Company or any of its creditors and the respective agreements to purchase the Company's securities made and entered into the Offering shall thereupon be deemed ipso facto, to be canceled without further liability of said subscribers to pay for the securities purchased. At such times as the Escrow
Agent shall have made all the payments and remittances provided for in this paragraph, the Escrow Agent shall be completely discharged and released of any and al further liabilities and responsibilities hereunder.

    	If at any time prior to the termination of this Escrow the Escrow Agent is advised by the Nevada Securities Administrator that a stop order has been issued with respect to the registration Statement, the Escrow Agent shall, upon receipt of its mailing fee described in paragraph 10, thereon returned all funds to the respective subscribers.

   	7.	Discretion of Escrow Agent. The Escrow Agent, in its  actions pursuant to this Agreement, shall be fully protected in every  reasonable  exercise of its discretion and shall have no obligations  hereunder either to the Company or to any other party, except as expressly set forth herein.

    	It is understood and agreed that the duties of the Escrow Agent are entirely ministerial, being limited to receiving monies from the Company and holding and disbursing such monies in accordance with this Agreement.

   	8.	Investment  of Escrow Amount.  The Escrow Agent may invest the  Escrow
Amount only in such accounts or investments  as  the  Company  may specify by written notice.  The Company may only specify by written notice.  The Company may  only  specify investment in (1) Federal  Deposit  Investment Corporation insured  bank  accounts,  (2)  bank  money-market  accounts,  (3)  short-term certificates of deposit issued by a bank, or (4) short term securities issued
or guaranteed by the U.S. government.   The  Escrow Agent shall keep accurate
records of such funds, and upon  request, provide the Company, the Securities and Exchange Commission or  any  State  Securities  Administrator, an account with respect thereto.

   	9.	Collection Procedure. The Escrow Agent is hereby authorized to forward each check for collection and upon collection of the  proceeds of each check, deposit the collected proceeds in the Escrow Account.  As an alternative, the
Escrow Agent may telephone the bank on  which  the  check is drawn to confirm that the check has been paid.

   	Any check returned unpaid to the Escrow Agent shall be returned to the investor that submitted the check. In such cases, the Escrow Agent will promptly notify the company of such return.

   	If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

    	10.	Escrow Fees.  The fee of the Escrow Agent is a minimum of  $ 750.00;
receipt of which  is  hereby  acknowledged.   In  addition,  if  the  minimum
offering amount of $ _____________  is  not  received  in  escrow  within the escrow  period and the Escrow Agent is required to return the  funds  to  the investors as provided in paragraph 6, or Escrow Agent  receives  a stop order as provided in Paragraph 6, the Escrow Agent  shall  receive  a fee of $10.00 per check for such service, which fee  shall be paid in advance of any refund mailing by Escrow Agent.  The fee agreed upon for services rendered hereunder is  intended  as  full  compensation  for  the  Escrow  Agent's  services  as contemplated by this  Agreement; however, in the event the conditions of this
Agreement are  not  fulfilled,  or  the  Escrow  Agent  performs any material service not  contemplated  by  this  agreement, or there is any assignment of
interest  in  the  subject  matter  of  this  Agreement,  or   any   material
modification  thereof  or if any assignment of interest in the subject matter of this  Agreement,  or any material modification thereof, or if any material controversy  arises  hereunder,  or  the  Escrow  Agent  is  made party to or justifiably intervenes in any litigation pertaining to this Agreement, or the subject  matter hereof, the Escrow Agent shall be fully  reimbursed  for  all such extraordinary expenses, including reasonable  attorney's  fees,  and all extraordinary expenses shall be paid  by the Company.

    	11.	Expenses of Escrow Agent. If it is necessary for the Escrow Agent to return funds to the purchasers of the Securities, the Company  shall  pay  to the Escrow Agent an amount sufficient to reimburse it for  its actual cost in disbursing such funds.  However, no such fee,  reimbursement  for  costs  and expenses indemnification for any damages incurred by the Escrow Agent, or any monies whatsoever shall be paid  out  of,  or  be chargeable to, the funds on deposit in the Escrow Account.

    	12.	Limitation of Liability of Escrow Agent.  In performing  any  of its duties  hereunder, the Escrow Agent shall not incur any liability  to  anyone
for  any  damages,  losses  or  expenses,  except  for  willful   default  or
negligence,  and  it  shall  accordingly, not incur any such  liability  with respect to (i) any action taken or omitted in good faith  upon  advice of its counsel  or  counsel  for the Company given with  respect  to  any  questions relating to the duties and responsibilities of  the  Escrow  Agent under this
Agreement.;  or  (ii)  any  action taken or  omitted  in  reliance  upon  any instrument, including the written advice  provided for herein, not only as to its due execution and the validity  and  effectiveness of its provisions, but also as the truth and accuracy  of  any  information contained therein, which the Escrow Agent shall in  good  faith  believe  to  be genuine, to have been signed or presented by a  proper  person  or persons, and to conform with the provisions of this Agreement.

    	13.	Indemnity of Escrow Agent.  The Company hereby agrees  to  indemnify and  hold  harmless  the  Escrow  agent against any and all  losses,  claims, damages, liabilities and expenses, including and litigation arising from this
Agreement or involving the subject matter hereof.

    	14.	Disputes. In the event that a dispute arises as to the terms of this agreement, the Escrow Agent shall be entitled to deposit,  in  the  nature of any interpleader action, any documents or proceeds  then  held by such Escrow
Agent with any court of competent jurisdiction  within  the  State of Nevada.

    	15.	Entire Agreement.  This is the entire Agreement of the parties.  Any other  agreement of any nature whether oral or written not  contained  herein are expressly made null and void.

     16. Governing Law This Agreement shall be governed by the laws of the State of Nevada.

IN WITTNESS WHEREOF the Company, and the Escrow Agent have executed this Fund
Escrow Agreement on the day and year first above written.


By: ___________________________________________________



SOUTHWEST ESCROW AGREEMENT

By:  __________________________________________________

Dale E. Puhl, President




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